UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 19, 2022

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
4.872% Corporate Units	NEE.PRO	New York Stock Exchange
5.279% Corporate Units	NEE.PRP	New York Stock Exchange
6.219% Corporate Units	NEE.PRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2022, James L. Robo, Chairman of the Board of Directors (Board) and Executive Chairman of NextEra Energy, Inc. (NEE), advised the Board that he will retire, effective as of the close of business on July 29, 2022, as Chairman of the Board and Executive Chairman. After retiring as NEE’s President and Chief Executive Officer effective March 1, 2022, Mr. Robo has continued for a transition period to serve as Chairman of the Board and Executive Chairman. John W. Ketchum succeeded Mr. Robo as NEE’s President and Chief Executive Officer and was appointed by the Board to serve as a Director on the Board, also effective March 1, 2022. On May 19, 2022, the Board appointed Mr. Ketchum to succeed Mr. Robo as Chairman of the Board effective upon Mr. Robo’s retirement as of the close of business on July 29, 2022, at which time Mr. Ketchum will serve as NEE’s Chairman of the Board, President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 23, 2022

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel